UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 03, 2025

RED VIOLET, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38407	82-2408531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2650 North Military Trail, Suite 300
Boca Raton, Florida		33431
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 561 757-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDVT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2025, Peter Benz, a member of the Board of Directors (the “Board”) of Red Violet, Inc. (the “Company”) resigned effective March 4, 2025 from the Board and its committees to pursue other business commitments. Mr. Benz’s departure from the Board is not due to any disagreement related to the Company’s operations, financial statements, internal controls, auditors, policies or practices.

On March 4, 2025, the Company’s Board appointed Greg Strakosch to the Board, effective immediately to fill the vacancy created by Mr. Benz’s resignation. Mr. Strakosch was appointed to serve until the 2025 annual meeting of stockholders.

Greg Strakosch, 62, served as Executive Chairman of TechTarget, Inc. (“TechTarget”), a marketing and sales services digital media company, from May 2016 through his retirement in December 2024 in connection with TechTarget’s sale to Informa Tech. Previously, he served as TechTarget Chief Executive Officer from its incorporation in September 1999 to May 2016 and as its Chairman from 2007 to May 2016. Prior to co-founding TechTarget, Mr. Strakosch was the President of the Technology Division of UCG, a business information publisher. Mr. Strakosch joined UCG in 1992 when it acquired Reliability Ratings, an information technology publishing company that he founded in 1989. Before Reliability Ratings, Mr. Strakosch spent six years at EMC Corporation, a provider of enterprise information storage systems. Mr. Strakosch holds a B.A. from Boston College.

The Board has determined that Mr. Strakosch is independent in accordance with the Company’s corporate governance guidelines and applicable requirements of The NASDAQ Stock Market and the Securities and Exchange Commission. Mr. Strakosch is not a party to any transaction involving the Company required to be disclosed under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Strakosch and any other person pursuant to which he was selected as a director.

In connection with his service to the Board, Mr. Strakosch will receive annual cash compensation of $25,000, payable in quarterly installments, and an initial equity grant of restricted stock units with an approximate value of $75,000, vesting one-third of the award on each of March 1, 2026, March 1, 2027 and March 1, 2028.

On March 4, 2025, the Board appointed Lisa Stanton, a current member of the Board’s Audit Committee, to serve as Audit Committee Chair replacing Mr. Benz, and determined that Ms. Stanton is an audit committee financial expert as defined in Item 407 of Regulation S-K. Also on March 4, 2025, the Board appointed William Livek, a current independent member of the Board, to serve as a member of the Company’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee to replace Mr. Benz. Mr. Strakosch was not appointed to serve on a Board committee.

On March 4, 2025, the Company issued a press release announcing the appointment of Mr. Strakosch as a director. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release, dated March 5, 2025

104 Cover page Interactive Data File (embedded within the inline XBRL file).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 5, 2025	By:	/s/ Derek Dubner
Chief Executive Officer (Principal Executive Officer)